Exhibit 10(b)

AMENDMENT TO THE
TRUSTCO BANK CORP NY
AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

This Amendment to the TrustCo Bank Corp NY Amended and Restated 2019 Equity Incentive Plan was approved by the Board of Directors of TrustCo Bank Corp NY on March 17, 2026 and by the shareholders of the Company on May 19, 2026.

WHEREAS, TrustCo Bank Corp NY, a New York corporation (the “Company”), maintains the TrustCo Bank Corp NY Amended and Restated 2019 Equity Incentive Plan, originally adopted on May 18, 2023 (the “Plan”);

WHEREAS, the Board of Directors (the “Board”) of the Company has determined that it is in the best interests of the Company and its shareholders to adopt this Amendment to the TrustCo Bank Corp NY Amended and Restated 2019 Equity Incentive Plan (this “Amendment”) to amend the Plan in order to increase the number of shares of the Company’s common stock authorized for issuance under the Plan and to submit this Amendment to the Company’s shareholders for approval at the Company’s 2026 Annual Meeting of Shareholders to be held on May 19, 2026;

WHEREAS, under the terms of the Plan, the Board has the ability to amend the Plan in order to make such changes subject to the approval of the shareholders;

WHEREAS, following approval by the Board, this Amendment will become effective as of and contingent upon approval by the Company’s shareholders and if, for any reason, the Company’s shareholders fail to approve this Amendment, this Amendment shall be void ab initio and the existing Plan shall continue in full force and effect; and

WHEREAS, capitalized terms used in this Amendment, but not otherwise defined herein, shall have the respective meanings ascribed to such terms in the Plan.

NOW, THEREFORE, BE IT RESOLVED, the Plan is hereby amended as follows:

1.
The first sentence of Section 5(a) of the Plan is hereby amended and restated in its entirety to increase the number of shares of Stock that may be issued pursuant to Awards under the Plan from 700,000 shares to 1,200,000 shares as follows:

Number of Shares Available for Awards. The total number of shares of Stock that may be issued pursuant to Awards under the Plan may not exceed 1,200,000 shares of Stock, all of which may be granted as ISOs.

2.
This Amendment shall be effective as of the date it is approved by the Company’s shareholders. In the event of any inconsistency or conflict between the Plan and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control. Except as herein expressly amended, the Plan is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.